Exhibit 99.1

Southport Acquisition Corporation Announces the Separate Trading of its Class A
Common Stock and Warrants, Commencing January 31, 2022

DEL MAR, CA--(January 28, 2022)—Southport Acquisition Corporation (the “Company”) announced that, commencing January 31, 2022, holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of the Company’s Class A common stock and the warrants included in the units.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange (the “NYSE”) under the symbols “PORT” and “PORT.W,” respectively. The units that are not separated will continue to trade on the NYSE under the symbol “PORT.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on December 9, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Southport Acquisition Corporation

Southport Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on acquisition opportunities in the financial software space with particular focus on mortgage and real estate verticals in the United States.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s plans with respect to the target industry for a potential business combination. No assurance can be given that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.